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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Edge Petroleum Corporation:

     We consent to the incorporation by reference in the registration statements (No. 333-61890, 333-22571, 333-93209 and 333-106484) on Form S-8, and the
registration statements (No. 333-79759 and 333-112462) on Form S-3 of Edge Petroleum Corporation and subsidiaries of our report dated March 12, 2004, with respect to the consolidated balance sheets of Edge Petroleum Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Edge Petroleum Corporation.

     Our report refers to changes in accounting for asset retirement obligations in 2003 and derivative instruments in 2001.

                                                         KPMG LLP

Houston, Texas
March 23, 2004